Exhibit 4.2

Sogou Inc.

DISTINCTIVE NUMBERS
NAME AND ADDRESS OF SHAREHOLDER	CERTIFICATE NUMBER	FROM	TO	PAR VALUE PER SHARE
	-XXX-	—	—	US$0.001

Name Address	DATE OF ISSUE	NO. OF SHARES		CONSIDERATION PAID
		-XXX- Class A Ordinary Shares		US$XXX

SHARE CERTIFICATE

OF

Sogou Inc.

INCORPORATED IN THE CAYMAN ISLANDS

Authorised Capital:  US$850,000.00 made up of 850,000,000 shares divided into: (a) 571,242,125 Class A Ordinary Shares with a par value of US$0.001 each; and (b) 278,757,875 Class B Ordinary Shares with a par value of US$0.001 each.

THIS IS TO CERTIFY THAT THE UNDERMENTIONED PERSON IS THE REGISTERED HOLDER OF THE SHARES SPECIFIED HEREUNDER SUBJECT TO THE RULES AND LAWS GOVERNING THE ADMINISTRATION OF THE COMPANY

DISTINCTIVE NUMBERS
SHAREHOLDER	NO. OF SHARES	FROM	TO	CERTIFICATE NUMBER	DATE OF ISSUE
Name	-XXX- Class A Ordinary Shares	—	—	-XXX-

GIVEN UNDER THE COMMON SEAL OF THE COMPANY ON THE DATE STATED ABOVE AND IN THE PRESENCE OF

DIRECTOR

NO TRANSFER OF ANY OF THE ABOVE SHARES CAN BE REGISTERED UNLESS ACCOMPANIED BY THIS CERTIFICATE